Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 27, 2014, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-190827) and related Prospectus of TransUnion Holding Company, Inc. for the registration of the 9.625%/10.375% Senior PIK Toggle Notes due 2018 and the 8.125%/8.875% Senior PIK Toggle Notes due 2018.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, IL
July 31, 2014